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Rule 424 (b) (3)                    Pricing Supplement:  Number 18 June 27, 2001
File No. 33-53327                   (To Prospectus dated May 25, 1994, and
                                    Prospectus Supplement dated June 15, 1995)


                     E. I. DU PONT DE NEMOURS AND COMPANY
                           MEDIUM-TERM NOTES, SERIES G
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CUSIP:  26353LHY0                           Original Issue Date:  6/29/2001

Form:    Book-Entry                         Maturity Date:  6/21/2041

Principal Amount:  $25,000,000              Interest Rate Formula:  3-Month USD
                                            LIBOR per Telerate Page 3750 Minus
Issue Price:  100.00%                                  0.30%

                                            Initial Interest Rate: 3.4100%

Interest Reset and Payment Dates:

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Interest reset and payments are quarterly on the 21/st/ of March, June,
September, and December of each year beginning on September 21, 2001, and as per the conditions further provided in the Prospectus Supplement dated June 15, 1995. Interest Reset Determination Date is two New York Business Days prior to reset. Redemption at DuPont's Option:
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The Notes cannot be redeemed prior to the Maturity Date.

Repayment at the Option of the Holder:
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The holder of the Notes may elect to cause DuPont to repurchase the Notes, in whole or in part, under the conditions provided in the Prospectus Supplement dated June 15, 1995, on June 21/st/ of each of the years set forth below, at the amounts set forth below (expressed as percentages of the principal amount of the Notes) corresponding to the years set forth below, together with any accrued interest to the Repurchase Date:

                  Repurchase Date               Repurchase Price
                     6/21/2011                       99.00%
                     6/21/2014                       99.25%
                     6/21/2017                       99.50%
                     6/21/2020                       99.75%
                     6/21/2023                      100.00%

Putable at Par every three years thereafter until maturity.

Discount Note:  No                    Agent's Commission:  1.00%
Agent:  UBS Warburg LLC               Calculation Agent:  Chase Manhattan Bank,
                                      Global Trust Services